AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON APRIL 17, 1998
                                             REGISTRATION NO. 333- ____________
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                -----------------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                                -----------------

                              PROTECTION ONE, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              92-1063818
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)


                      PROTECTION ONE ALARM MONITORING, INC.
             (Exact name of registrant as specified in its charter)

           DELAWARE                                              93-1064579
(State or other jurisdiction of                               (I.R.S. Employer
incorporation or organization)                              Identification No.)

                              6011 BRISTOL PARKWAY
                          CULVER CITY, CALIFORNIA 90230
                                 (310) 342-6300
               (Address, including zip code, and telephone number,
                 including area code, of registrants' principal
                                executive office)

                             JAMES M. MACKENZIE, JR.
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                              PROTECTION ONE, INC.
                              6011 BRISTOL PARKWAY
                          CULVER CITY, CALIFORNIA 90230
                                 (310) 342-6300
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)

                                 With a copy to:

                                JEREMY W. DICKENS
                           WEIL, GOTSHAL & MANGES LLP
                         100 CRESCENT COURT, SUITE 1300
                               DALLAS, TEXAS 75201
                                  (214)746-7700

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement as determined by market conditions.

         If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the "Securities Act"), other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box: [ X ]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(c) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
===================================================================================================================
                                                                     Proposed
                                                                      Maximum                    Amount of
             Title of Shares to be Registered                        Aggregate                 Registration
                                                                Offering Price (1)                Fee (2)
----------------------------------------------------------- ---------------------------- --------------------------
Debt Securities of Protection One Alarm Monitoring, Inc.(3)            (4)                         (4)
----------------------------------------------------------- ---------------------------- --------------------------
Guarantees of Protection One, Inc. with respect to Debt                (4)                         (4)
Securities (5)
----------------------------------------------------------- ---------------------------- --------------------------
Common Stock of Protection One, Inc., $0.01 par value per              (4)                         (4)
share (6)
----------------------------------------------------------- ---------------------------- --------------------------
                          Total                                   $400,000,000(7)                $118,000
===================================================================================================================

(1) The proposed maximum aggregate offering price per class of security will be determined from time to time by the registrants in connection with the issuance by the registrants of the securities registered hereunder.
(2)    Calculated pursuant to Rule 457(o) under the Securities Act.
(3) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Debt Securities of Protection One Alarm Monitoring, Inc. ("Monitoring") as may be sold, from time to time, by Monitoring. If any Debt Securities are issued at an original issue discount, then the offering price shall be in such greater principal amount at maturity as shall result in aggregate gross proceeds to Monitoring not to exceed $400.0 million less the gross proceeds attributable to any securities previously issued pursuant to this Registration Statement.
(4) Not required to be included in accordance with General Instruction II.D. of Form S-3 under the Securities Act.
(5) Subject to note (7) below, there is being registered hereunder an indeterminate principal amount of Guarantees of Protection One, Inc. ("POI") with respect to such Debt Securities as may be sold, from time to time, by Monitoring.
(6) Subject to note (7) below, there is being registered hereunder an indeterminate number of shares of Common Stock of POI as may be sold from time to time.
(7) In no event will the aggregate offering price of all securities issued from time to time pursuant to this Registration Statement exceed $400.0 million. The securities registered hereunder may be sold separately or as units with other securities registered hereunder.

THE REGISTRANTS HEREBY AMEND THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANTS SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

INFORMATION CONTAINED HEREIN IS SUBJECT TO COMPLETION OR AMENDMENT. A REGISTRATION STATEMENT RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED PRIOR TO THE TIME THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER THE SECURITIES LAWS OF ANY SUCH STATE.

--------------------------------------------------------------------------------

                                      Subject to Completion dated April 17, 1998
PROSPECTUS

                                  $400,000,000

                              PROTECTION ONE, INC.
                                  COMMON STOCK
                          GUARANTEES OF DEBT SECURITIES

                      PROTECTION ONE ALARM MONITORING, INC.
                                 DEBT SECURITIES
             GUARANTEED AS SET FORTH HEREIN BY PROTECTION ONE, INC.

           Protection One, Inc., a Delaware corporation ("POI"), may offer from time to time, in one or more series, shares of common stock, $0.01 par value per share ("Common Stock"), in amounts, at prices and on terms to be determined by market conditions at the time of offering. Protection One Alarm Monitoring, Inc., a Delaware corporation and wholly owned subsidiary of POI ("Monitoring"), may offer from time to time, in one or more series, debt securities (the "Debt Securities"), in amounts, at prices and on terms to be determined by market conditions at the time of offering, such Debt Securities to be fully and unconditionally guaranteed by POI (the "Guarantees"). The Debt Securities, Common Stock and Guarantees are referred to herein collectively as the "Securities." Unless otherwise indicated or the context otherwise requires, references to "Protection One" or the "Company" are to POI and its direct and indirect, wholly owned subsidiaries; "POI" means solely POI, excluding its subsidiaries; "Monitoring" means solely Monitoring, excluding its direct and indirect subsidiaries; "WestSec" means WestSec, Inc., a Kansas corporation and wholly owned subsidiary of Monitoring; "Westar" means Westar Security, Inc., a Kansas corporation and wholly owned subsidiary of POI; and "Western Resources" means Western Resources, Inc., POI's majority stockholder.

           The form in which the Securities are to be issued, their specific designation, aggregate principal amount or aggregate initial offering price, maturity, if any, rate and times of payment of interest or dividends, if any, redemption, conversion, and sinking fund terms, if any, voting or other rights, if any, exercise price and detachability, if any, and other specific terms will be set forth in a Prospectus Supplement (the "Prospectus Supplement"), together with the terms of the offering of such Securities. Any such Prospectus Supplement will also contain information, as applicable, about material United States Federal income tax considerations relating to the particular Securities offered thereby.

           The Securities will be issued in bearer or registered form, including in the form of Global Securities (as defined), unless otherwise set forth in the Prospectus Supplement.

           POI's Common Stock is listed on the Nasdaq Stock Market under the symbol "ALRM." On April 15, 1998, the last reported sale price of the Common Stock on the Nasdaq Stock Market was $12-13/16 per share. Any Prospectus Supplement will also contain information, where applicable, as to any other listing on a securities exchange of the Securities covered by such Prospectus Supplement.

                                 ---------------

    THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
       AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
        THE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE
           ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION
                     TO THE CONTRARY IS A CRIMINAL OFFENSE.
                                ----------------

           The Securities may be sold directly by POI or Monitoring, as applicable, through agents designated from time to time or to or through underwriters or dealers. Each of POI and Monitoring, together with its agents or underwriters, if any, reserves the right to accept or reject in whole or in part any proposed purchase of Securities to be made directly or through agents or underwriters. If any agents or underwriters are involved in the sale of any Securities, the names of such agents or underwriters and any applicable fees, commissions or discounts and the net proceeds to POI and/or Monitoring will be set forth in the applicable Prospectus Supplement. See "Plan of Distribution." This Prospectus may not be used to consummate any sale of Securities unless accompanied by a Prospectus Supplement.

                              --------------------

_______________, 1998.

           NO DEALER, SALESMAN OR ANY OTHER PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY POI, MONITORING OR ANY OF THEIR UNDERWRITERS, DEALERS OR AGENTS. THIS PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR A SOLICITATION OF AN OFFER TO BUY SECURITIES BY ANYONE IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                            ------------------------

                              AVAILABLE INFORMATION

         POI and Monitoring are subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and in accordance therewith file reports, proxy statements and other information with the Securities and Exchange Commission (the "Commission"). Such reports, proxy statements and other information can be inspected and copied at the offices of the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington D.C. 20549, as well as at the following regional offices of the Commission: The Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and Seven World Trade Center, Suite 1300, New York, New York 10048. Copies of such material can also be obtained from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, the Commission maintains a World Wide Web site on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. Such reports, proxy statements and other information concerning Monitoring are also filed with the National Association of Securities Dealers, Inc., as a result of the listing of Common Stock of POI on the Nasdaq Stock Market, and may be inspected at its offices at 1735 K Street, N.W., Washington, D.C. 20006.

         POI and Monitoring have filed with the Commission a registration statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Securities. This Prospectus, which constitutes part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain portions of which have been omitted in accordance with the rules and regulations of the Commission. Statements contained in this Prospectus as to the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference. For further information with respect to POI and Monitoring, reference is made to the Registration Statement.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         The following documents have been filed with the Commission and are incorporated herein by reference:

                  (a) The  Annual  Report on Form 10-K of POI and
         Monitoring for the fiscal year ended December 31, 1997;

                  (b) The Current Reports on Form 8-K of POI and Monitoring dated January 21, 1998, January 26, 1998 (as amended February 6, 1998), February 12, 1998 and March 17, 1998; and

                  (c) The description of Common Stock of POI contained in its Registration Statement on Form 8-A dated September 8, 1994.

         All documents filed by POI and Monitoring pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the initial filing with the Commission of the Registration Statement of which this Prospectus is a part and prior to the termination of the offering of the Securities shall be deemed to be incorporated by reference in this Prospectus and to be a part hereof from the date of filing such documents.

         Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus. Subject to the foregoing, all information appearing in this Prospectus is qualified in its entirety by the information appearing in the documents incorporated by reference.

           POI and Monitoring will provide without charge to each person to whom this Prospectus is delivered, upon the request of such person, a copy of any or all the documents incorporated herein by reference, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests for such documents should be directed to Montgomery W. Cornell, Treasurer and Director of Investor Relations, Protection One, Inc., 4221 West John Carpenter Freeway, Irving, Texas 75063, telephone number (972) 916-6044.

                              --------------------

                           FORWARD-LOOKING STATEMENTS

           This Prospectus and accompanying Prospectus Supplement (including the documents incorporated by reference herein or therein) may contain certain "forward-looking statements" intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. These forward-looking statements generally can be identified by use of statements that include phrases such as Protection One or its management "believes," "expects," anticipates," "intends," "plans," "foresees" or other words or phrases of similar import. Similarly, statements that describe Protection One's objectives, plans or goals also are forward-looking statements. All such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those contemplated by the relevant forward-looking statement. Important factors that could cause actual results to differ materially from the expectations of Protection One include, among others: (i) Protection One's need for additional capital and history of losses; (ii) the risks and uncertainties related to acquisitions of subscriber accounts and alarm account portfolios and the Protection One dealer program; (iii) subscriber account attrition; (iv) the impact of accounting differences for account purchases and new installations;
(v) Protection One's high degree of leverage; (vi) the possible adverse effect of false alarm ordinances and future government regulations; (vii) risks of liability from operations; (viii) competition in the security alarm industry and
(ix) general economic conditions, including adverse changes in inflation and prevailing interest rates. For further discussion of such risks, uncertainties and assumptions, see "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" in the applicable Prospectus Supplement pertaining to any Securities offered hereunder and/or in the periodic reports of POI and Monitoring. Stockholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements. The forward-looking statements included herein are made only as of the date of this Prospectus and POI and Monitoring undertake no obligation to publicly update such forward-looking statements to reflect subsequent events or circumstances.

                              ---------------------

         "Protection One" is a registered trademark of Monitoring. All rights are fully reserved. This Prospectus also contains other trademarks of Protection One and refers to trademarks of other companies.

                              ---------------------

                                 PROTECTION ONE

         Protection One(R) is a leading provider of security alarm monitoring and related services in the UniteD States with approximately 1.1 million subscribers as of March 1998. The Company has grown rapidly since its inception by participating in both the growth and consolidation of the security alarm monitoring industry. Protection One has focused its customer growth in major metropolitan areas demonstrating strong demand for security alarms. Approximately 50% of the Company's direct subscribers are located in the states of California, Florida and Texas. The Company also has significant numbers of direct subscribers in the states of Arizona, Georgia, Kansas, Missouri, Nevada, New York, North Carolina, Oregon, Tennessee and Washington.

         POI and Monitoring were incorporated under the laws of the State of Delaware in September 1991. Protection One's principal executive offices are located at 6011 Bristol Parkway, Culver City, California 90230 and its telephone number at that address is (310) 342-6300.

                       RATIO OF EARNINGS TO FIXED CHARGES

         In calculating the ratio of earnings to fixed charges, earnings consist of income before income taxes plus fixed charges. Fixed charges consist of interest expense and the component of rental expense believed by management to be representative of the interest factor thereon. Earnings were insufficient to cover fixed charges by approximately $82.3 million and $1.0 million for the Company during the years ended December 31, 1997 and 1996, respectively. For the Company's predecessor, earnings were insufficient to cover fixed charges by approximately $7.8 million for the 53 weeks ended December 30, 1996, $9.6 million for the 52 weeks ended December 20, 1995, $2.8 million for the 52 weeks ended December 20, 1994, and $14.8 million for the 52 weeks ended December 16, 1993.

                                 USE OF PROCEEDS

         Unless otherwise set forth in a Prospectus Supplement, the net proceeds from the offering of the Securities will be used for general corporate purposes, which may include acquisitions, repayment of debt, working capital and capital expenditures. When a particular series of Securities is offered, the Prospectus Supplement relating thereto will set forth Protection One's intended use for the net proceeds received from the sale of such Securities. Pending application for specific purposes, the net proceeds of any offering of Securities may be invested in short-term investments and marketable securities.

                       DESCRIPTION OF THE DEBT SECURITIES

         The Debt Securities may be offered from time to time by Monitoring as either senior or subordinated debt of Monitoring and will be issued, in the case of Debt Securities that will be senior debt securities ("Senior Debt Securities"), under an Indenture (the "Senior Debt Indenture") to be entered into between Monitoring and the party to be named in a Prospectus Supplement as trustee under the Senior Indenture (the "Senior Trustee"). In the case of Debt Securities that will be subordinated debt securities ("Subordinated Debt Securities"), the Debt Securities will be issued under an Indenture (the "Subordinated Debt Indenture") to be entered into between Monitoring and the party to be named in a Prospectus Supplement as trustee under the Subordinated Debt Indenture (the "Subordinated Trustee"). The Senior Debt Indenture and Subordinated Debt Indenture are sometimes hereinafter referred to individually as an "Indenture" and collectively as the "Indentures." The Debt Securities offered by this Prospectus and the accompanying Prospectus Supplement are referred to herein as the "Debt Securities." "Trustee," as used herein, refers to either the Senior Trustee or the Subordinated Trustee, as appropriate. The Senior Trustee and the Subordinated Trustee may be the same institution or affiliated institutions, except to the extent prohibited by Trust Indenture Act of 1939, as amended (the "TIA"). The forms of the Senior Debt Indenture and the

Subordinated Debt Indenture are filed as exhibits to the Registration Statement. See "Available Information." The terms of the Indentures are also governed by certain provisions of the TIA. The following summary of certain material provisions of the Debt Securities does not purport to be complete and is qualified in its entirety by reference to the Indentures. All capitalized terms used herein and not otherwise defined shall have the meanings ascribed to such terms in the Indentures. For a summary of certain definitions used in this section, see "Certain Definitions" below.

GENERAL

         The Indentures will provide for the issuance of Debt Securities in series up to the aggregate amount from time to time authorized by Monitoring for each series. A Prospectus Supplement will set forth the following terms of and information relating to the Debt Securities (to the extent such terms are applicable to such Debt Securities) in respect of which this Prospectus is delivered: (1) the designation of such Debt Securities; (2) the classification of such Securities as Senior or Subordinated Debt Securities; (3) the aggregate principal amount (or principal amount at maturity) of such Debt Securities; (4) the percentage of their principal amount (or principal amount at maturity) at which such Debt Securities will be issued; (5) the date or dates on which such Debt Securities will mature; (6) the rate or rates, if any (which may be fixed or variable), per annum, at which such Debt Securities will bear or accrete interest, or the method of determination of such rate or rates; (7) the times and places at which such interest, if any, will be payable; (8) provisions for sinking, purchase or other analogous funds, if any; (9) the date or dates, if any, after which such Debt Securities may be redeemed at the option of Monitoring or of the holder and the redemption price or prices; (10) the date or the dates, if any, after which such Debt Securities may be converted or exchanged at the option of the holder into or for shares of Common Stock or other securities of POI or Monitoring and the terms for any such conversion or exchange; and (11) any other specific terms of (including covenants, if any, applicable to) a series of Debt Securities. Principal, premium, if any, and interest, if any, will be payable and the Debt Securities offered hereby will be transferable, at the corporate trust office of the Trustee's agent, provided that payment of interest, if any, may be made at the option of Monitoring by check mailed to the address of the person entitled thereto as it appears in the Security Register.

         If a Prospectus Supplement specifies that a series of Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Debt Securities will be issued and the coin or currency in which the principal, premium, if any, and interest, if any, on such Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due. Special United States federal income tax considerations applicable to any Debt Securities so denominated will be described in the Prospectus Supplement relating to any such Debt Securities.

         The Debt Securities may be issued in registered or bearer form and, unless otherwise specified in a Prospectus Supplement, in denominations of $1,000 and integral multiples thereof. Debt Securities may be issued in book-entry form, without certificates. Any such issue will be described in the Prospectus Supplement relating to such Debt Securities. No service charge will be made for any transfer or exchange of the Debt Securities, but Monitoring or the Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

         Debt Securities may be issued under the Indentures as Original Issue Discount Securities to be sold at a substantial discount from their stated principal amount at maturity. United States federal income tax consequences and other considerations applicable thereto will be described in the Prospectus Supplement relating to such Debt Securities.


MERGER, CONSOLIDATION AND SALE OF ASSETS

         The Indentures will provide that neither Monitoring nor any Guarantor shall consolidate with or merge into any other corporation or sell, convey, transfer or lease its properties and assets substantially as an entirety to any Person, unless: (1) the corporation formed by such consolidation or into which Monitoring or a Guarantor, as applicable, is merged or the Person which acquires by sale, conveyance or transfer, or which leases, the properties and assets of Monitoring or a Guarantor, substantially as an entirety (A) shall be a corporation, partnership, limited liability company or trust organized and validly existing under the laws of the United States of America, any state thereof or the District of Columbia and (B) shall expressly assume, by an indenture supplemental thereto, executed and delivered to the Trustee, in form reasonably satisfactory to the Trustee, the obligations of Monitoring and/or any Guarantor, as applicable, for the due and punctual payment of the principal of, premium, if any, and interest on all the Debt Securities and the performance and observance of every covenant of the Indentures on the part of Monitoring or the Guarantees on the part of any Guarantor to be performed or observed; (2) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing; and (3) Monitoring or a Guarantor, as applicable, or such Person shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, conveyance, transfer or lease and such supplemental indenture comply with the "Merger, Consolidation and Sale of Assets" provisions of the Indentures and that all conditions precedent provided for relating to such transaction have been satisfied. These provisions apply only to a merger or consolidation in which Monitoring or a Guarantor, as applicable, is not the surviving corporation and to sales, conveyances, leases and transfers by Monitoring and any Guarantor as transferor or lessor.

         The Indentures will further provide that upon consolidation by Monitoring or any Guarantor, as applicable, with any other Person or merger by Monitoring or a Guarantor, as applicable, into any other Person or any sale, conveyance, transfer or lease of the properties and assets of Monitoring or any Guarantor, as applicable, substantially as an entirety to any Person in accordance with the preceding paragraph, the successor Person formed by such consolidation or into which Monitoring or any Guarantor, as applicable, is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, Monitoring under the Indentures and any Guarantor under the Guarantees, as applicable, with the same effect as if such successor Person had been named as Monitoring or any Guarantor therein, respectively, and in the event of any such conveyance or transfer, Monitoring and the Guarantor, as applicable, except in the case of a lease, shall be discharged of all obligations and covenants under the Indentures and the Debt Securities and the coupons, if any.

EVENTS OF DEFAULT

         The following will be "Events of Default" under the Indentures with respect to Debt Securities of any series:

         (1) default in the payment of interest on any Debt Securities of that series or any related coupon, when such interest or coupon becomes due and payable, and continuance of such default for a period of 60 days; or

         (2) default in the payment of the principal of (or premium, if any, on) any Debt Securities of that series at its Maturity or upon any redemption and such default shall continue for five or more days; or

         (3) default in the deposit of any sinking fund payment when and as due pursuant to the terms of the Debt Securities of that series and the Indentures and such default shall continue for a period of 60 days; or

         (4) default in the performance, or breach, of any covenant or warranty in the Indentures (other than a default in the performance, or breach, of a covenant or warranty which is specifically dealt with elsewhere under this "Events of Default" section), and continuance of such default or breach for a period of 90 days after there has been given, by registered or certified mail, to Monitoring and any Guarantors by the Trustee or to Monitoring, any Guarantors and the Trustee by the Holders of at least 33-1/3% in principal amount (or principal amount at maturity, as the case may be) of all Outstanding Debt Securities of the affected series, a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a "Notice of Default" thereunder; or

         (5) the entry of a decree or order by a court having jurisdiction in the premises adjudging Monitoring or any Guarantor bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of Monitoring under the Federal Bankruptcy Code or any other applicable federal or state law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Monitoring or any Guarantor, or of any substantial part of the property of Monitoring or any Guarantor, or ordering the winding up or liquidation of the affairs of Monitoring or any Guarantor, and the continuance of any such decree or order unstayed and in effect for a period of 90 consecutive days; or

         (6) the institution by Monitoring or any Guarantor of proceedings to be adjudicated bankrupt or insolvent, or the consent by Monitoring or any Guarantor to the institution of bankruptcy or insolvency proceedings against either of them, or the filing by either of them of a petition or answer or consent seeking reorganization or relief under the Federal Bankruptcy Code or any other applicable federal or state law, or the consent by either of them, to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of Monitoring or any Guarantor, or of any substantial part of the property of Monitoring or any Guarantor, or the making by either of them of an assignment for the benefit of creditors; or

         (7) any other Event of Default provided with respect to Debt Securities of that series.

         The failure to redeem any Security subject to a Conditional Redemption is not an Event of Default if any event on which such redemption is so conditioned does not occur and is not waived before the scheduled redemption date.

         If an Event of Default described in clause (1), (2), (3), (4) or (7) above with respect to Debt Securities of any series at the time Outstanding occurs and is continuing, then in every such case the Trustee or the Holders of not less than 33-1/3% in principal amount (or principal amount at maturity, as applicable) of the Outstanding Debt Securities of that series may declare the principal amount (or, if the Debt Securities of that series are Original Issue Discount Securities or Indexed Securities, such portion of the principal amount as may be specified in the terms of that series) of all of the Debt Securities of that series to be due and payable immediately, by a notice in writing to Monitoring and any Guarantors (and to the Trustee if given by Holders), and upon any such declaration such principal amount (or specified portion thereof) shall become immediately due and payable. If an Event of Default described in clause
(5) or (6) above occurs and is continuing, then the principal amount of all the Debt Securities shall ipso facto become and be immediately due and payable without any declaration or other act on the part of the Trustee or any Holder.

         At any time after a declaration of acceleration with respect to Debt Securities of any series (or of all series, as the case may be) has been made, the Holders of a majority in principal amount (or principal at maturity, as the case may be) of the Outstanding Debt Securities of that series (or of all series, as the case may be), by written notice to Monitoring or any Guarantors and the Trustee, may rescind and annul such declaration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default have been cured or waived except nonpayment of principal or interest that has become due solely because of acceleration. No such rescission shall affect any subsequent default or impair any right consequent thereto.

         Except as otherwise provided in each Indenture, or any supplement thereto, the Holders of not less than a majority in principal amount (or principal amount at maturity, as the case may be) of the Outstanding Debt Securities of any series may on behalf of the Holders of all the Debt Securities of such series waive any past default described in clause (1), (2), (3), (4) or
(7) of the first paragraph of this section (or, in the case of a default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than a majority in principal amount of all Outstanding Debt Securities may waive any such past default), and its consequences, except a default (i) in respect of the payment of the principal of (or premium, if any, on) or interest on any Debt Security or any related coupon, or (ii) in respect of a covenant or provision which under the Indentures cannot be modified or amended without the consent of the Holder of each Outstanding Debt Security of such series affected.

         Upon any such waiver, any such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of the Indentures; but no such waiver shall extend to any subsequent or other default or Event of Default.

         Except to enforce the right to receive payment of principal, premium, if any, or interest on any Debt Security, no Holder of any Debt Security of any series or any related coupons shall have any right to institute any proceeding, judicial or otherwise, with respect to the Indentures, or for the appointment of a receiver or trustee, or for any other remedy thereunder, unless (i) such Holder has previously given written notice to the Trustee of a continuing Event of Default with respect to the Debt Securities of that series; (ii) the Holders of not less than 33-1/3% in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of that series in the case of any Event of Default under clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, the Holders of not less than 33-1/3% in principal amount (or the principal amount at maturity, as the case may be) of all Outstanding Debt Securities, shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee under each of the Indentures; (iii) such Holder or Holders have offered to the Trustee reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request; (iv) the Trustee for 60 days after its receipt of such notice, request and offer of indemnity has failed to institute any such proceeding; and (v) no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority or more in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of that series in the case of any Event of Default described in clause (1), (2), (3), (4) or (7) of the first paragraph of this section, or, in the case of any Event of Default described in clause (5) or (6) of the first paragraph of this section, by the Holders of a majority or more in principal amount (or the principal amount at maturity, as the case may be) of all Outstanding Debt Securities.

         During the existence of an Event of Default, the Trustee is required to exercise such rights and powers vested in it under either Indenture in good faith. Subject to the provisions of the Indentures relating to the duties of the Trustee, in case an Event of Default shall occur and be continuing, the Trustee under the Indentures is not under any obligation to exercise any of its rights or powers under the Indentures at the request or direction of any of the Holders unless such Holders shall have offered to the Trustee reasonable security or indemnity. Subject to certain provisions concerning the rights of the Trustee, with respect to the Debt Securities of any series, the Holders of not less than a majority in principal amount (or the principal amount at maturity, as the case may be) of the Outstanding Debt Securities of such series shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee under the Indentures.

         Within 90 days after the occurrence of any Default with respect to Debt Securities of any series, the Trustee shall transmit in the manner and to the extent provided in TIA Section 313(c), notice of such Default known to the Trustee, unless such Default shall have been cured or waived; provided, however, that, except in the case of a Default in the payment of the principal of (or premium, if any, on) or interest on any Debt Securities of such series, or in the payment of any sinking fund installment with respect to Debt Securities of such series, the Trustee shall be protected in withholding such notice if and so long as the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders of Debt Securities of such series and any related coupons.

         Monitoring is required to deliver to the Trustee, within 120 days after the end of each fiscal year, a brief certificate of its compliance with all of the conditions and covenants under the Indentures.

DEFEASANCE OR COVENANT DEFEASANCE OF THE INDENTURES

         The Indentures will provide that Monitoring may, at its option and at any time, terminate its obligations with respect to the Outstanding Debt Securities of any series ("defeasance"). Such defeasance means that Monitoring shall be deemed to have paid and discharged the entire indebtedness represented by the Outstanding Debt Securities and any related coupons, except for the following which shall survive until otherwise terminated or discharged under the
Indentures: (A) the rights of Holders of such Outstanding Debt Securities and any related coupons (i) to receive, solely from the trust fund described in the Indentures, payments in respect of the principal of (and premium, if any, on) and interest on such Debt Securities and any related coupons when such payments are due, and (ii) to receive shares of common stock or other Securities from POI or Monitoring, as applicable, upon conversion of any convertible Debt Securities issued thereunder, (B) obligations of Monitoring to issue temporary Debt Securities, register the transfer or exchange of any Debt Securities, replace mutilated, destroyed, lost or stolen Debt Securities, maintain an office or agency for payments in respect of the Debt Securities and, if Monitoring acts as its own Paying Agent, hold in trust, money to be paid to such Persons entitled to payment, and with respect to "additional amounts," as contemplated by the Indentures, if any, on such Debt Securities as contemplated in the Indentures,
(C) the rights, powers, trusts, duties and immunities of the Trustee under the Indentures and (D) the defeasance provisions of the Indentures. With respect to Subordinated Debt Securities, money and securities held in trust pursuant to the Defeasance and Covenant Defeasance provisions described herein, shall not be subject to the subordination provisions of the Subordinated Indenture. In addition, Monitoring may, at its option and at any time, elect to terminate the obligations of Monitoring with respect to certain covenants that are set forth in the Indentures and any omission to comply with such obligations shall not constitute a Default or an Event of Default with respect to the Debt Securities ("covenant defeasance").

         In order to exercise either defeasance or covenant defeasance:

         (1) Monitoring shall irrevocably have deposited or caused to be deposited with the Trustee, in trust, for the purpose of making the following payments, specifically pledged as security for, and dedicated solely to, the benefit of the Holders of such Debt Securities and any related coupons, (A) money in an amount (in such currency in which such Debt Securities and any related coupons are then specified as payable at Stated Maturity), or (B) Government Obligations applicable to such Debt Securities (determined on the basis of the currency in which such Debt Securities are then specified as payable at Stated Maturity) which through the scheduled payment of principal and interest in respect thereof in accordance with their terms will provide, not later than one day before the due date of any payment of principal (including any premium) and interest, if any, under such Debt Securities and any related coupons, money in an amount or (C) a combination thereof, sufficient, in the opinion of a nationally recognized firm of independent public accountants to pay and discharge (i) the principal of (and premium, if any, on) and interest on the Outstanding Debt Securities and any related coupons on the Stated Maturity (or any Redemption Date selected by the issuer, if applicable) of such principal (and premium, if any) or installment or interest and (ii) any mandatory sinking fund payments or analogous payments applicable to the Outstanding Debt Securities and any related coupons on the day on which such payments are due and payable in accordance with the terms of the Indentures and of such Debt Securities and any related coupons; provided that the Trustee shall have been irrevocably instructed to apply such money or the proceeds of such Government Obligations to said payments with respect to such Debt Securities and any related coupons. Before such a deposit, Monitoring may give to the Trustee, in accordance with the redemption provisions in the Indentures, a notice of its election to redeem all or any portion of such Outstanding Debt Securities at a future date in accordance with the terms of the Debt Securities of such series and the redemption provisions of the Indentures, which notice shall be irrevocable. Such irrevocable redemption notice, if given, shall be given effect in applying the foregoing;

         (2) such defeasance or covenant defeasance shall not result in a breach or violation of, or constitute a default under, the Indentures or any other material agreement or instrument to which Monitoring is a party or by which it is bound;

         (3) in the case of a covenant defeasance, Monitoring shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of the Outstanding Debt Securities and any related coupons will not recognize income, gain or loss for federal income tax purposes as a result of such covenant defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such covenant defeasance had not occurred;

         (4) such defeasance or covenant defeasance shall be effected in compliance with any additional or substitute terms, conditions or limitations in connection therewith pursuant to the Indentures; and

         (5) Monitoring shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent under the Indentures to either defeasance or covenant defeasance, as the case may be, have been satisfied.

SATISFACTION AND DISCHARGE

         The Indentures shall upon Company Request cease to be of further effect with respect to any series of Debt Securities (except as to any surviving rights of registration of transfer or exchange of Debt Securities of such series herein expressly provided for and the obligation of Monitoring to pay any "additional amounts," as contemplated by each Indenture) and the Trustee shall execute proper instruments acknowledging satisfaction and discharge of such Indenture as to such series when (1) either (A) all Debt Securities of such series theretofore authenticated and delivered and all coupons, if any, appertaining thereto (other than (i) coupons appertaining to Securities in bearer form surrendered for exchange for "registered securities" and maturing after such exchange, whose surrender is not required or has been waived, as provided in the Indentures, (ii) Debt Securities and coupons of such series which have been destroyed, lost or stolen and which have been replaced or paid, as provided in the Indentures, (iii) coupons appertaining to Debt Securities called for redemption and maturing after the relevant redemption date, whose surrender has been waived, as provided in the Indentures, and (iv) Debt Securities and coupons of such series for whose payment money has theretofore been deposited in trust with the Trustee or any Paying Agent or segregated and held in trust by Monitoring and thereafter repaid to Monitoring, as provided in the Indentures) have been delivered to the Trustee for cancellation; or (B) all Debt Securities of such series and, in the case of (i) or (ii) below, any coupons appertaining thereto not theretofore delivered to the Trustee for cancellation (i) have become due and payable, or (ii) will become due and payable at their Stated Maturity within one year, or (iii) if redeemable at the option of Monitoring, are to be called for redemption within one year under arrangements reasonably satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of Monitoring, and Monitoring, in the case of (i), (ii) or (iii) above, has irrevocably deposited or caused to be deposited with the Trustee as trust funds in trust for the purpose an amount, in the currency in which the Debt Securities of such series are payable or in U.S. Government Obligations, sufficient to pay and discharge the entire indebtedness on such Debt Securities not theretofore delivered to the Trustee for cancellation, for principal, premium, if any, and interest to the date of such deposit (in the case of Debt Securities which have become due and payable) or to the Stated Maturity or redemption date, as the case may be; (2) Monitoring has paid or caused to be paid all other sums payable hereunder by Monitoring; and
(3) Monitoring has delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for relating to the satisfaction and discharge of the Indentures as to such series have been satisfied.

AMENDMENTS AND WAIVERS

         The Indentures will provide that at any time and from time to time, Monitoring and the Trustee may, without the consent of any holder of Debt Securities, enter into one or more indentures supplemental thereto for certain specified purposes, including, among other things, to (i) cure ambiguities, defects or inconsistencies, or to make any other provisions with respect to questions or matters arising under the Indentures; (ii) effect or maintain the qualification of the Indentures under the TIA; (iii) secure any Debt Securities;
(iv) add covenants for the protection of the holders of Debt Securities; (vi) to establish the forms or terms of Debt Securities of any series; (vii) make any other change that does not adversely affect in all material respects the rights under such Indenture of the holders of Debt Securities thereunder; (viii) add any Guarantee; (ix) evidence the acceptance of appointment by a successor trustee and (x) to evidence the succession of another person to Monitoring and the assumption by any such successor of the obligations of Monitoring in accordance with the Indentures and the Debt Securities. Other amendments and modifications of the Indentures or the Debt Securities may be made by Monitoring and the Trustee with the consent of the holders of not less than a majority of the aggregate principal amount of all of the then Outstanding Debt Securities of any series; provided, however, that no such modification or amendment may, without the consent of the holder of each Outstanding Debt Security affected thereby, (1) change the Stated Maturity of the principal of, or any installment of interest on, any Debt Security or reduce the principal amount thereof or the rate of interest thereon or any premium payable upon the redemption thereof, or change any obligation of Monitoring to pay any "additional amounts" contemplated by each Indenture (except as contemplated and permitted by certain provisions of the Indentures), or reduce the amount of the principal of an Original Issue Discount Security that would be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indentures or the amount thereof provable in bankruptcy pursuant to the Indentures, or adversely affect, after the event giving rise to any right of repayment shall have occurred, any right of repayment at the option of any Holder of any Debt Security, or change any place of payment described in the Indentures where, or the currency in which, any Debt Security or any premium or the interest thereon is payable, or impair the right to institute suit for the enforcement of any such payment on or after the Stated Maturity thereof (or, in the case of redemption or repayment at the option of the Holder, on or after the redemption date or repayment date, as the case may be), or adversely affect any right to convert or exchange any Debt Securities as may be provided pursuant to the Indentures, or (2) reduce the percentage in principal amount of the Outstanding Debt Securities of any series, the consent of whose Holders is required for any such supplemental indenture, for any waiver of compliance with certain provisions of the Indentures or certain defaults thereunder and their consequences provided for in the Indentures.

SENIOR DEBT

         The Debt Securities and coupons appertaining thereto, if any, that will be Senior Debt Securities will be issued under the Senior Debt Indenture and will rank pari passu with all other unsecured and unsubordinated Debt of Monitoring.

SUBORDINATED DEBT

         The Debt Securities and coupons appertaining thereto, if any, that will be Subordinated Debt Securities will be issued under the Subordinated Debt Indenture and will be subordinate and junior in right of payment, to the extent and in the manner set forth in the Subordinated Debt Indenture, to all "Senior Indebtedness" of Monitoring. The Subordinated Debt Indenture defines "Senior Indebtedness" as obligations (other than nonrecourse obligations, the Subordinated Debt Securities or any other obligations specifically designated as not constituting, or as being subordinate in right of payment to, Senior Indebtedness) of, or guaranteed or assumed by, Monitoring for borrowed money or evidenced by bonds, debentures, notes or other similar instruments, and amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligations.

     In the event (a) of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceedings in respect of Monitoring or a substantial part of its property, or (b) that (i) a default shall have occurred with respect to the payment of principal of (and premium, if any) or any interest on or other monetary amounts due and payable on any Senior Indebtedness or (ii) there shall have occurred an event of default (other than a default in the payment of principal, premium, if any, or interest, or other monetary amounts due and payable) with respect to any Senior Indebtedness, as defined therein or in the instrument under which the same is outstanding, permitting the holder or holders thereof to accelerate the maturity thereof (with notice or lapse of time, or both), and such event of default shall have continued beyond the period of grace, if any, in respect thereof, and such default or event of default shall not have been cured or waived or shall not have ceased to exist, or (c) that the principal of and accrued interest on the Subordinated Debt Securities shall have been declared due and payable upon an Event of Default of the Subordinated Debt Indenture and such declaration shall not have been rescinded and annulled as provided therein, then the holders of all Senior Indebtedness shall first be entitled to receive payment of the full amount unpaid thereon, or provision shall be made for such payment in money or money's worth, before the holders of any of the Subordinated Debt Securities or coupons, if any, are entitled to receive a payment on account of the principal of (and premium, if any) or any interest on the indebtedness evidenced by such Subordinated Debt Securities or such coupons. If this Prospectus is being delivered in connection with a series of Subordinated Debt Securities, the accompanying Prospectus Supplement or the information incorporated herein by reference will set forth the approximate amount of Senior Indebtedness outstanding as of the end of the most recent fiscal quarter.

GUARANTEES

         The obligations of Monitoring under the Debt Securities will be fully and unconditionally guaranteed by POI (the "Guarantor"). Each guarantee ("Guarantee") of Monitoring's obligations under Senior Debt Securities will constitute part of the senior debt of the Guarantor and will rank pari passu with all other unsecured and unsubordinated debt of the Guarantor. Each Guarantee with respect to Subordinated Debt Securities will be subordinated to Guarantor Senior Indebtedness on the same basis as provided above with respect to the subordination of the relevant Subordinated Debt Securities to Senior Indebtedness of Monitoring.

         POI is a holding company with no operations of its own and no significant assets other than its ownership of the capital stock of Monitoring and its other wholly owned subsidiaries. POI, therefore, will be dependent upon the receipt of dividends or other distributions from Monitoring, Westar and their respective subsidiaries to fund any obligations that it incurs, including obligations under the Guarantee. If Monitoring should at any time be unable to pay interest on or principal of the Notes, it is unlikely that POI will be able to meet its obligations under the Guarantee.

GOVERNING LAW

         The Indentures and the Debt Securities will be governed by and construed in accordance with the laws of the State of New York. The Indentures are subject to the provisions of the TIA that are required to be a part thereof and shall, to the extent applicable, be governed by such provisions.

CERTAIN DEFINITIONS

         Set forth below is a summary of certain of the defined terms used in the Indentures.

         "Affiliate" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

         "Capital Stock" means (a) in the case of a corporation, corporate stock, (b) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (c) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited) and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Company Request" means a written request or order signed in the name of Monitoring by its Chief Executive Officer, its President, its Chief Financial Officer, any Vice President, its Treasurer or any Assistant Treasurer, its Secretary or any Assistant Secretary and delivered to the Trustee.

         "Conditional Redemption" means a redemption pursuant to a notice of redemption that provides that it is subject to the occurrence of any event before the date fixed for such redemption as described in such notice of redemption.

          "Debt" means notes, bonds, debentures or other similar evidences of indebtedness for money borrowed.

         "Default" means any event which is, or after notice or passage of time or both would be, an Event of Default.

         "Guarantor" means Protection One, Inc. and its successors.

         "Holder" means a Person in whose name a Debt Security is registered in the Security Register.

         "Indexed Securities" means Debt Securities issued, from time to time, with the principal amount payable on any principal payment date, or the amount of interest payable on any interest payment date, to be determined by reference to one or more currency exchange rates, securities or baskets of securities, commodity prices or indices.

         "Interest Payment Date" means the Stated Maturity of an installment of interest on the Debt Securities.

         "Issue Date" means the date of first issuance of the Debt Securities under either Indenture.

         "Maturity," when used with respect to any Debt Securities, means the date on which the principal of such Debt Security or an installment of principal becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, notice of redemption, notice of option to elect repayment or otherwise.

         "Officers' Certificate" means a certificate signed by the Chief Executive Officer, the President, the Chief Financial Officer, any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of Monitoring, and delivered to the Trustee.

         "Opinion of Counsel" means a written opinion of counsel, who may be counsel for Monitoring, including an employee of Monitoring.

         "Original Issue Discount Security" means any Debt Security which provides for an amount less than the principal amount at maturity thereof to be due and payable upon a declaration of acceleration of the Maturity thereof pursuant to the Indentures.

         "Outstanding," when used with respect to Debt Securities, means, as of the date of determination, all Debt Securities theretofore authenticated and delivered under the Indentures, except:

         (i) Debt Securities theretofore cancelled by the Trustee or delivered to the Trustee for cancellation;

         (ii) Debt Securities, or portions thereof, for whose payment, money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than Monitoring) in trust or set aside and segregated in trust by Monitoring (if Monitoring shall act as its own Paying Agent) for the Holders of such Debt Securities;

         (iii) Debt Securities with respect to which Monitoring has effected defeasance and/or covenant defeasance as provided in the Indenture; and

         (iv) Mutilated, destroyed, lost or stolen Debt Securities which have become or are about to become due and payable which have been paid pursuant to the Indentures or in exchange for or in lieu of which other Debt Securities have been authenticated and delivered pursuant to the Indenture, other than any such Debt Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Debt Securities are held by a bona fide purchaser in whose hands the Debt Securities are valid obligations of Monitoring;

provided, however, that in determining whether the Holders of the requisite principal amount (or principal amount at maturity) of Outstanding Debt Securities have given any request, demand, authorization, direction, notice, consent or waiver under the Indentures, and for the purpose of making the calculations required by TIA Section 313, Debt Securities owned by Monitoring or any other obligor upon the Debt Securities or any Affiliate of Monitoring or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in making such calculation or in relying upon any such request, demand, authorization, direction, notice, consent or waiver, only Debt Securities which the Trustee knows to be so owned shall be so disregarded. Debt Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee the pledgee's right so to act with respect to such Debt Securities and that the pledgee is not Monitoring or any other obligor upon the Debt Securities or any Affiliate of Monitoring or such other obligor.

         "Paying Agent" means any Person (including Monitoring acting as Paying Agent) authorized by Monitoring to pay the principal of (and premium, if any,
on) or interest on any Debt Securities on behalf of Monitoring.

         "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

         "Responsible Officer," when used with respect to the Trustee, means the chairman or any vice-chairman of the board of directors, the chairman or any vice-chairman of the executive committee of the board of directors, the chairman of the trust committee, the president, any vice president, the secretary, any assistant secretary, the treasurer, any assistant treasurer, the cashier, any assistant cashier, any trust officer or assistant trust officer, the controller or any assistant controller or any other officer of the Trustee customarily performing functions similar to those performed by any of the above-designated officers, and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

         "Security Register" and "Security Registrar" have the respective meanings specified in the Indentures.

         "Senior Credit Facility" means Debt provided for in accordance with that certain Senior Indebtedness evidenced by a written agreement between Monitoring and lender parties thereto providing for term loan borrowings, revolving credit borrowings, leveraged lease borrowings, letters of credit or other indebtedness or obligations, and including any related notes, guarantees, collateral documents, instruments and agreements executed in connection therewith, in each case, as amended, extended, renewed, restated, supplemented or otherwise modified (in whole or in part, and without limitation as to amount, terms, conditions, covenants and other provisions) from time to time, and any agreement (and related document) governing Debt incurred to refinance, in whole or in part, the borrowings and commitments then outstanding or permitted to be outstanding under such Senior Credit Facility or a successor Senior Credit Facility, whether by the same or any other lender or group of lenders.

         "Stated Maturity," when used with respect to any Debt Security or any installment of principal thereof or interest thereon, means the date specified in such Debt Security as the fixed date on which the principal of such Debt Security or such installment of principal or interest is due and payable.

         "Subsidiary" means any corporation of which at the time of determination a Person, directly and/or indirectly through one or more Subsidiaries, owns more than 50% of the Voting Stock.

         "Trust Indenture Act" or "TIA" means the Trust Indenture Act of 1939 as in force at the date as of which the Indentures were executed, except that any supplemental indenture executed pursuant to the Indentures shall conform to the requirements of the Trust Indenture Act as in effect on the date of execution thereof.

         "U.S. Government Obligations" means direct obligations (or certificates representing an ownership interest in such obligations) of the United States of America (including any agency or instrumentality thereof) for the payment of which the full faith and credit of the United States of America is pledged and which are not callable or redeemable at the issuer's option.

         "Voting Stock" means stock of the class or classes having general voting power under ordinary circumstances to elect at least a majority of the board of directors, managers, trustees or individuals performing similar functions of a Person (irrespective of whether or not at the time stock of any other class or classes shall have or might have voting power by reason of the happening of any contingency).

                          DESCRIPTION OF CAPITAL STOCK

GENERAL

         The authorized capital stock of POI consists of 150,000,000 shares of Common Stock, $.01 par value per share, and 5,000,000 shares of Preferred Stock, $.10 par value per share. As of April 15, 1998, there were 83,826,465 shares of Common Stock and no shares of Preferred Stock outstanding.

         On July 30, 1997, POI and Western Resources entered into a Contribution Agreement (as amended, the "Contribution Agreement"). Pursuant to the Contribution Agreement, on November 24, 1997 (the "Acquisition Date"), POI issued to Western Resources an aggregate of 68,673,402 shares of Common Stock, which shares represented 82.4% of the shares of Common Stock outstanding immediately after such issuance. In consideration for the issuance of such shares to Western Resources, Western Resources transferred to POI all of the outstanding stock of WestSec and Westar, which companies conducted the security alarm monitoring business of Western Resources, and an aggregate of $367.4 million in cash and securities. Subsequently, POI contributed the capital stock of WestSec to Monitoring.

         Pursuant to the Contribution Agreement, POI also granted to Western Resources the option to purchase up to 2,750,238 additional shares of Common Stock at a price of $15.50 per share (the "Western Option"). Western Resources' right to exercise the Western Option will terminate on the earlier of (a) October 31, 1999 or (b) the 45th day after the last day on which any of the 6 3/4% Convertible Senior Subordinated Notes due 2003 ("Convertible Notes") issued by Monitoring remain outstanding.

         As of March 31, 1998, Western Resources through its wholly owned subsidiary, Westar Capital, Inc., beneficially owned 73,166,195 shares of Common Stock, which represented approximately 83.0% of the issued and outstanding shares of Common Stock as of that date, as adjusted for the exercise of the Western Option and the conversion of the Convertible Notes held by Western Resources. The 73,166,195 shares include 2,750,238 shares issuable upon exercise of the Western Option and 1,541,555 shares issuable upon conversion of $17,250,000 aggregate principal amount of Convertible Notes held by Western Resources.

         Each of POI and Monitoring is a Delaware corporation and as such is subject to Section 203 of the Delaware General Corporation Law. Section 203 of the DGCL ("Section 203") prohibits certain persons ("Interested Stockholders") from engaging in a "business combination" with a Delaware corporation for three years following the date such persons become Interested Stockholders. Interested Stockholders generally include (i) persons who are the beneficial owners of 15% or more of the outstanding voting stock of the corporation and (ii) persons who are affiliates or associates of the corporation and who hold 15% or more of the corporation's outstanding voting stock at any time within three years before the date on which such person's status as an Interested Stockholder is determined. Subject to certain exceptions, a "business combination" includes, among other things (i) mergers and consolidations, (ii) the sale, lease, exchange, mortgage, pledge, transfer or other disposition of assets having an aggregate market value equal to 10% or more of either the aggregate market value of all assets of the corporation determined on a consolidated basis or the aggregate market value of all the outstanding stock of the corporation, (iii) transactions that result in the issuance or transfer by the corporation of any stock of the corporation to the Interested Stockholder, except pursuant to certain exercises, exchanges, conversions, distributions, or offers to purchase with respect to securities outstanding prior to the time that the Interested Stockholder became such and that generally, do not increase the Interested Stockholder's proportionate share of the stock of any class or series of the corporation, (iv) any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series, or securities convertible into the stock of any class or series, of the corporation that is owned directly or indirectly by the Interested Stockholder, or (v) any receipt by the Interested Stockholder of the benefit (except proportionately as a stockholder) of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

         Because the November 1997 transaction in which Western Resources became the majority stockholder of POI was approved by POI's Board of Directors, the provisions of Section 203 requiring a "supermajority" vote to approve certain corporate transactions are not applicable to transactions between Western Resources and POI. The Contribution Agreement governing the November 1997 transaction, however, provides that during the 10-year period following the consummation of the transaction, a merger or a sale of all or substantially all of the assets of POI involving Western Resources or any affiliate of Western Resources generally will, under the terms of the Contribution Agreement, require the prior approval of a majority of the independent directors of POI, and Western Resources may acquire more than 85% of the outstanding shares of Common Stock or other voting securities of POI only under specified circumstances and subject to specified limitations. In addition, certain fiduciary obligations are imposed under Delaware law on Western Resources in its capacity as majority stockholder of POI.

         The foregoing could have the effect of discouraging others from attempting takeovers of POI and, as a consequence, they may also inhibit temporary fluctuations in the market price of the Common Stock that often result from actual or rumored takeover attempts. Western Resources' controlling ownership position may also have the effect of preventing changes in the management of Protection One. It is possible that such controlling ownership position could make it more difficult to accomplish transactions which stockholders may otherwise deem to be in their best interests.

         Western Resources has indicated that in the event of any offering of Common Stock or Securities convertible into Common Stock offered by POI or Monitoring from time to time, it may purchase a sufficient number of securities such that Western Resources continues to beneficially own in excess of 80% of POI's Common Stock, although Western Resources has no obligation to do so.

COMMON STOCK

         The holders of Common Stock are entitled to one vote for each share held of record on all matters to be voted on by the stockholders. The holders of Common Stock do not possess cumulative voting rights, and members of the Board of Directors of POI are elected by a plurality vote. The holders of Common Stock are entitled to receive ratably such dividends as may be declared from time to time by the Board of Directors out of funds legally available therefor, subject to the rights of the holders of any series of Preferred Stock then outstanding. In the event of the liquidation, dissolution or winding up of POI, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities to creditors, subject to prior liquidation rights of Preferred Stock, if any, then outstanding. The Common Stock has no preemptive rights, conversion rights or other subscription rights. There are no redemption or sinking funds provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the shares of Common Stock issued upon conversion of any Debt Securities will be, duly authorized, validly issued, fully paid and non-assessable.

         As a result of Western Resources' ownership of a majority of POI's Common Stock, it has the ability to elect directors and otherwise approve matters to be presented to stockholders.

         The Transfer Agent and Registrar for the Common Stock is ChaseMellon Shareholder Services.

PREFERRED STOCK

         The Amended and Restated Certificate of Incorporation of POI authorizes 5,000,000 shares of Preferred Stock. The Board of Directors has the authority to issue the Preferred Stock in one or more series and to fix the rights, preferences, privileges and restrictions thereof, including dividend rights, dividend rates, conversion rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the stockholders of POI. Although the issuance of Preferred Stock may, in certain circumstances, have the effect of delaying, deferring or preventing a change in control of POI without further action by the stockholders of POI and may adversely affect the voting and other rights of the holders of Common Stock, including the loss of voting control to others, any change of control will require the approval of Western Resources, which controls POI through its ownership of in excess of 80% of the issued and outstanding shares of Common Stock of POI.


                              PLAN OF DISTRIBUTION

         POI and Monitoring may sell the Securities being offered hereby through agents, underwriters, dealers or remarketing firms.

         Offers to purchase Securities may be solicited by agents designated by POI or Monitoring from time to time. Any such agent, who may be deemed to be an underwriter as that term is defined in the Securities Act, involved in the offer or sale of the Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by Monitoring to such agent will be set forth, in a Prospectus Supplement. Any such agent will be acting on a reasonable efforts basis for the period of its appointment or, if indicated in the applicable Prospectus Supplement, on a firm commitment basis. Agents may be entitled under agreements which may be entered into with POI or Monitoring to indemnification by POI or Monitoring, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for POI or Monitoring in the ordinary course of business.

         If any underwriters are utilized in any sale of the Securities in respect of which this Prospectus is delivered, POI or Monitoring will enter into an underwriting agreement with such underwriters at the time of sale to them and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Securities in respect of which this Prospectus is delivered to the public. The underwriters may be entitled, under the relevant underwriting agreement, to indemnification by POI or Monitoring against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for POI or Monitoring in the ordinary course of business.

         If a dealer is utilized in any sale of the Securities in respect of which the Prospectus is delivered, POI or Monitoring will sell such Securities to the dealer, as principal. The dealer may then resell such Securities to the public at varying prices to be determined by such dealer at the time of resale. Dealers may be entitled to indemnification by POI or Monitoring against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for POI or Monitoring in the ordinary course of business.

         Securities may also be offered and sold, if so indicated in the Prospectus Supplement, in connection with a remarketing upon their purchase, in accordance with their terms, by one or more firms ("remarketing firms"), acting as principals for their own accounts or as agents for POI or Monitoring. Any remarketing firm will be identified and the terms of its agreement, if any, with POI or Monitoring, as the case may be, and its compensation will be described in the Prospectus Supplement. Remarketing firms may be entitled under agreements which may be entered into with POI or Monitoring to indemnification by POI or Monitoring, as the case may be, against certain civil liabilities, including liabilities under the Securities Act, and may be customers of, engage in transactions with or perform services for POI or Monitoring in the ordinary course of business.

         If so indicated in the applicable Prospectus Supplement, POI or Monitoring will authorize agents, underwriters or dealers to solicit offers by certain purchasers to purchase Debt Securities from POI or Monitoring, as the case may be, at the public offering price set forth in the Prospectus Supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. Such contracts will be subject to only those conditions set forth in the Prospectus Supplement, and the Prospectus Supplement will set forth the commission payable for solicitation of such offers.


                                  LEGAL MATTERS

         The validity of the Securities offered hereby has been passed upon for POI and Monitoring by Weil, Gotshal & Manges LLP, Dallas, Texas and New York, New York. Certain legal matters in connection with offerings made by this Prospectus may be passed upon for any underwriters, dealers or agents by counsel named in the applicable Prospectus Supplement.

                                     EXPERTS

      The consolidated financial statements and schedule of POI appearing in its Annual Report (Form 10-K) for the year ended December 31, 1997, have been audited by Arthur Anderson LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference.

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

         Expenses in connection with the issuance and distribution of the securities being registered are estimated (other than with respect to the SEC registration fee) to be as follows:

         SEC registration fee ..................... $118,000
         *Trustee's expenses  .....................
         *Accounting fees and expenses  ...........
         *Legal fees and expenses  ................
         *Miscellaneous  .......................... _________
                  Total............................ $118,000

--------------
*To be provided by amendment

Monitoring will pay all fees and expenses associated with filing the Registration Statement.

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         The Fifth Amended and Restated Certificate of Incorporation of Protection One, Inc., as amended, and the Restated Certificate of Incorporation of Protection One Alarm Monitoring, Inc. (collectively, the "Registrants") provide for the mandatory indemnification of the directors and officers to the fullest extent permitted by the General Corporation Law of the State of Delaware (the "Delaware Code"). Pursuant to Section 145 of the Delaware Code, the Registrants have the discretionary power to indemnify their present and former directors and officers against expenses actually and reasonably incurred by them in connection with any suit (other than an action by or in the right of the Registrants) to which such directors and officers were, are, or are threatened to be made, a party by reason of their serving in such positions, so long as they acted in good faith and in a manner they reasonably believed to be in, or not opposed to, the best interest of the corporations for which they served in such positions, and with respect to any criminal action, they had no reasonable cause to believe their conduct was unlawful.

         Under the Delaware Code, a corporation may also indemnify any person who was or is a party to an action brought by or in the right of the Registrants, but only for actual or reasonable defense and settlement expenses and not for any satisfaction of a judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication that such director or officer is liable to the corporation unless the court, upon application, finds that in light of all the circumstances such person is fairly and reasonably entitled to indemnity for such expenses. The Delaware Code further provides that the indemnification authorized thereby shall not be deemed exclusive of any other rights to which any such officer or director may be entitled under any bylaws, agreements, vote of stockholders or disinterested directors, or otherwise.

         The above discussion of the certificates of incorporation of the Registrants and of Section 145 of the Delaware Code is not intended to be exhaustive and is qualified in its entirety by such certificates of incorporation and the Delaware Code.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrants pursuant to the provisions referred to in this Item 15, or otherwise, the Registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrants of expenses incurred or paid by a director, officer, or controlling person of the Registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

         The Registrants maintain, at their expense, a policy of insurance which insures their directors and officers, subject to certain exclusions and deductions as are usual in such insurance policies, against certain liabilities which may be incurred in those capacities.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

Exhibit Number                     Exhibit Description
--------------                     -------------------

1.1               Form of Common Stock Purchase Agreement.(1)

1.2               Form of Debt Securities Purchase Agreement.(1)

4.1 Form of Senior Debt Indenture to be entered between Monitoring and a trustee to be named.(1)

4.1 Form of Subordinated Debt Indenture to be entered between Monitoring and a trustee to be named.(1)

5.1               Opinion of Weil, Gotshal & Manges LLP.(1)

12.1 Statement regarding computation of ratio of earnings to fixed charges.(1)

16.1 Letter from Coopers & Lybrand to the Securities and Exchange Commission re: Change in Certifying Accountant (incorporated by reference to Exhibit 16 to Amendment No. 1 to the Current Report on Form 8-K filed by POI and Monitoring dated February 5, 1998.)

23.1              Consent of Arthur Andersen LLP.*

23.2 Consent of Weil, Gotshal & Manges LLP (included in the Opinion filed as Exhibit 5.1)(1)

-------------------------
* Filed herewith.
(1)   To be filed by amendment.

ITEM 17. UNDERTAKINGS.

         (a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrants pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

              (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

              (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

       (d) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Act.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement, to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Irving, Texas, on April 17, 1998.

                                       PROTECTION ONE, INC.
                                       PROTECTION ONE ALARM MONITORING, INC.

                                       By: /s/ John W. Hesse
                                           ------------------------------------
                                           John W. Hesse
                                           Executive Vice President and
                                                Chief Financial Officer

                                POWER OF ATTORNEY

         Know all those by these presents, that each person whose signature appears below constitutes and appoints each of James M. Mackenzie, Jr. and John
W. Hesse, or any of them, each acting alone, his true and lawful attorney-in-fact and agent, with full Power of Substitution and Resubstitution, for such person and in his name, place and stead, in any and all capacities, in connection with the Registration Statement on Form S-3 of Protection One, Inc. and Protection One Alarm Monitoring, Inc. under the Securities Act of 1933, as amended, including, without limitation the generality of the foregoing, to sign the Registration Statement in the name and on behalf of Protection One, Inc. and Protection One Alarm Monitoring, Inc. or on behalf of the undersigned as a director or officer of Protection One, Inc. or Protection One Alarm Monitoring, Inc., and any and all amendments or supplements to the Registration Statement, including any and all stickers and post-effective amendments to the Registration Statement, and to sign any and all additional Registration Statements relating to the same offering of Securities as the Registration Statement that are filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission and any applicable securities exchange or securities self-regulatory body, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes or substitute, may lawfully do or cause to be done by virtue hereof.

PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.

Signature                                   Title                                 Date
---------                                   -----                                 ----

/s/ James M. Mackenzie, Jr.    President, Chief Executive Officer and           April  17, 1998
---------------------------    Director
James M. Mackenzie, Jr.        (Principal Executive Officer)


/s/ John W. Hesse              Executive Vice President, Chief Financial        April  17, 1998
---------------------------    Officer and Secretary
John W. Hesse                  (Principal Financial and Accounting Officer)


/s/ Peter C. Brown             Director                                         April 17, 1998
---------------------------
Peter C. Brown


/s/ Robert M. Chefitz          Director                                         April 17, 1998
---------------------------
Robert M. Chefitz


/s/ Howard A. Christensen      Director                                         April 17, 1998
---------------------------
Howard A. Christensen

/s/ Ben M. Enis                Director                                         April 17, 1998
---------------------------
Ben M. Enis


/s/ Joseph J. Gardner          Director                                         April 17, 1998
---------------------------
Joseph J. Gardner


/s/ William J. Gremp           Director                                         April 17, 1998
---------------------------
William J. Gremp


/s/ Steven L. Kitchen          Director                                         April 17, 1998
---------------------------
Steven L. Kitchen


/s/ Carl M. Koupal, Jr.        Director                                         April 17, 1998
---------------------------
Carl M. Koupal, Jr.


/s/ John C. Nettels, Jr.       Director                                         April 17, 1998
---------------------------
John C. Nettels, Jr.


/s/ Jane Dresner Sadaka        Director                                         April 17, 1998
---------------------------
Jane Dresner Sadaka


/s/ James Q. Wilson            Director                                         April 17, 1998
---------------------------
James Q. Wilson


                                  EXHIBIT INDEX




23.1                Consent of Arthur Andersen LLP.